SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2005

AHPC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-17458	73-1326131
(Commission File Number)	(I.R.S. Employer I.D. Number)

80 Internationale Boulevard, Unit A Glendale Heights, Illinois	60139
(Address of Principal Executive Offices)	(Zip Code)

630-285-9191
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

         ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

         ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

         ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the
                Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2005, AHPC Holdings, Inc. (the "Company") issued a press release (the "Press Release") announcing the Company's completion of a private placement of $1.2 million in subordinated promissory notes (the "Secured Notes") and the renewal of its line of credit with Greenfield Commercial Credit, LLC ("Greenfield"). A copy of the Press Release is attached as Exhibit 99.1 to this report.

The Secured Notes bear interest at a rate of 7% per year and require the Company to make quarterly payments of interest, subject to the rights of Greenfield, under the terms of a subordination agreement, a copy of which is attached to this report as Exhibit 99.2. All amounts owed under the Secured Notes are due in full on September 21, 2007. A copy of the form of Secured Note used by the Company in connection with the private placement is attached to this report as Exhibit 99.3. The Company's obligations under the Secured Notes are secured by a Security Agreement, a copy of which is attached to this report as Exhibit 99.4, which generally grants the holder of the Secured Note a secondary security interest, behind Greenfield, in substantially all of the Company's assets.

Each Secured Note has attached a Class A Warrant and a Class B Warrant granting the holder of the Secured Note the right to purchase shares of the Company's common stock at an exercise price of $3.50 per share and $4.50 per share, respectively. Each of the Class A Warrants and the Class B Warrants has an exercise term of five years. In connection with the private placement, effective October 3, 2005, the Company issued an aggregate number of Class A Warrants enabling the holders to purchase up to 192,000 shares of the Company's common stock and an aggregate number of Class B Warrants enabling the holders to purchase up to 120,000 shares of the Company's common stock. Copies of the form of Class A Warrant and Class B Warrant are attached to this report as Exhibits 99.5 and 99.6. Additionally, the Company has granted the holders of the Class A Warrants and Class B Warrants registration rights covering the shares of common stock issuable upon exercise of the warrants pursuant to the terms of a registration rights agreement, a copy of which is attached to this report as Exhibit 99.7.

To assist the Company in connection with the private placement of the Secured Notes, the Company engaged LaSalle St. Securities, LLC ("LaSalle") as its placement agent. A copy of the secured debt placement agreement is attached to this report as Exhibit 99.8. As partial consideration for the services of the placement agent and pursuant to the terms of the secured debt placement agreement, effective October 3, 2005, the Company granted LaSalle a warrant to purchase up to 13,714 shares of the Company's common stock at an exercise price of $3.50 per share. A copy of the warrant is attached to this report as Exhibit 99.9. LaSalle may exercise the warrant commencing six months after the date of issuance and ending five years after issuance.

The Company issued the Secured Notes and the Class A Warrants and Class B Warrants pursuant to certain exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder, certain state securities laws and certain rules and regulations promulgated pursuant thereto. The Company intends to use the funds received from the private placement for general working capital purposes, to increase its sales and marketing efforts, and to enable it to expand its product offerings.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information required by this Item 2.03 of Form 8-K is disclosed above under Item 1.01.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Information required by this Item 3.02 of Form 8-K is disclosed above under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit 99.1 - Press Release of AHPC Holdings, Inc. issued October 3, 2005.

Exhibit 99.2 - Subordination Agreement.

Exhibit 99.3 - Form of Promissory Note.

Exhibit 99.4 - Security Agreement.

Exhibit 99.5 - Form of Class A Warrant to Purchase Common Stock.

Exhibit 99.6 - Form of Class B Warrant to Purchase Common Stock.

Exhibit 99.7 - Registration Rights Agreement.

Exhibit 99.8 - Secured Debt Placement Agreement.

Exhibit 99.9 - Placement Agent Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         AHPC HOLDINGS, INC.
Date: October 6, 2005
         BY  /s/Deborah J. Bills
Deborah J. Bills, Chief Financial Officer
and Secretary

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